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                                                                      EXHIBIT 24

                      CRAY RESEARCH, INC. AND SUBSIDIARIES
                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cray Research, Inc.:

    We consent to incorporation by reference in the Registration Statements on Form S-8 (File numbers 2-99254; 33-42914; 33-8633; 33-32602; 33-49396; 33-49398;
33-25858; 33-33374; 33-33375; 33-62410 and  33-62414) of Cray Research, Inc.  of
our reports dated January 25, 1994, relating to the consolidated balance sheets of Cray Research, Inc. and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of operations, cash flows and stockholders' equity and the related financial statement schedules for each of the years in the three-year period ended December 31, 1993, which reports are included or incorporated by reference in the December 31, 1993 Annual Report on Form 10-K of Cray Research, Inc.

                                                  KPMG Peat Marwick
Minneapolis, Minnesota
March 21, 1994